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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Alpha Microsystems 1998 Stock Option and Award Plan, as amended, of our report dated March 8, 1999, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in its Transition Report on Form 10-K for the transition period from February 23, 1998 to December 31, 1998, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


Orange County, California
July 15, 1999